As filed with the Securities and Exchange Commission on April 5, 2001
                                            Registration No. 333-57732

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                   FORM SB-2/A

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------

                        CARAVAN ACQUISITION CORPORATION
                (Name of small business issuer in its charter)
                                ---------------

         Delaware                                 52-2218869                          4700
 (State or other jurisdiction                  (I.R.S. Employer           (Primary Standard Industrial
of incorporation or organization)           Identification Number)        Classification Code Number)

                                ---------------

                        CARAVAN ACQUISITION CORPORATION
                         1118 Homer Street, Suite 229
                  Vancouver, British Columbia, Canada V6B 6L5
                                  604/899-3224
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive
                    offices and principal place of business)

                                 Nancy Wells, President
                        Caravan Acquisition Corporation
                          1118 Homer Street, Suite 229
                  Vancouver, British Columbia, Canada V6B 6L5
                                  604/899-3224
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Cassidy & Associates
                                1504 R Street NW
                             Washington, D.C. 20009
                                ---------------
       Approximate Date of Commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.


                        CALCULATION OF REGISTRATION FEE


Title of Each             Proposed       Proposed
Class of                   Amount         Maximum          Maximum        Amount of
Securities to              To be      Offering Price      Aggregate     Registration
be Registered            Registered    Per Share(1)     Offering Price       Fee
Shares of common
stock held by selling
securityholders           2,616,900          $.0001           $262          $5.00

Total                     2,616,900          $.0001           $262          $5.00 (2)

--------------------

(1) There is no current market for the securities and the price at which the shares held by the selling securityholders will be sold is unknown. Pursuant to Rule 457(f)(2) the registration fee is based upon the par value, $.0001 per share, of the registrant's common stock.

(2)  Paid by electronic transfer.

Item 27. Exhibits and Financial Statement Schedules

(a) Exhibits

3.1** Certificate of Incorporation, filed with the registration statement of Caravan Acquisition Corporation as Exhibit 3.1 to the Form 10-SB filed with the Commission on February 25, 2000 and incorporated herein by reference

3.2** By-Laws of the Company, filed with the registration statement of Caravan Acquisition Corporation as Exhibit 3.2 to the Form 10-SB filed with the Commission on February 25, 2000 and incorporated herein by reference

3.3** Specimen stock certificate, filed with the registration statement of Caravan Acquisition Corporation as Exhibit 3.3 to the Form 10-SB filed with the Commission on February 25, 2000 and incorporated herein by reference

4.1** Asset Acquisition Agreement between Caravan Acquisition Corporation and representatives of eVacationPro.com filed as Exhibit 10.1 to the Form 8-K of Caravan Acquisition Corporation filed on December 14, 2000 and incorporated herein by reference

5.1*      Opinion of Cassidy & Associates

23.1      Consent of Accountants

23.2*     Consent of Cassidy & Associates (included in Exhibit 5.1)
-----
*         To be filed by amendment.

**        Previously Filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Caravan Acquisition Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Vancouver BC, on March 15, 2001.

                                    CARAVAN ACQUISITION CORPORATION

                                    By:  /s/ Nancy Wells
                                         _________________________________
                                         Nancy Wells, President

                                    By:  /s/ Alina Nikolaeva
                                         _________________________________
                                         Alina Nikolaeva, Treasurer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title                       Date
---------                    ------                       ----

Nancy Wells                  Director                March 15, 2001

Alina Nikolaeva              Director                March 15, 2001

Huitt Tracey                 Director                March 15, 2001